ITEM 77E.
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
 Federated funds
("Funds"), have
been named as
defendants in several
class action lawsuits
now pending in the
 United States District
Court for the District
 of Maryland. The lawsuits
were purportedly filed on
behalf of people who purchased,
owned
and/or redeemed shares of
 Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading practices
including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
 injury to
the mutual fund shareholders.
 These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading. The SEC
made findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer
 and distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State law.
 Federated entered
into the settlements without
admitting or denying the
regulators' findings.
 As Federated previously
reported in 2004,
it has already paid
approximately $8.0 million
to certain funds as
determined by an independent
consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
agreed that it would not
serve as investment adviser
to any
registered investment
company unless (i) at
least 75% of the fund's
directors are independent
of Federated, (ii) the
chairman of each such fund
is independent of Federated,
 (iii) no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees of
the fund or committee,
respectively,
and (iv) the fund appoints
a "senior officer" who
reports to the independent
trustees and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
by which
management fees charged to a
fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging, among
 other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
 the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
 have
been defending this
litigation, and none of
the Funds remains a
defendant in any of the
 lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional
lawsuits based upon similar
allegations may
be filed in the future.
The potential impact of
 these lawsuits, all of
which seek unquantified
 damages, attorneys'
fees, and expenses, and
future potential similar
suits is uncertain. Although
we do not believe that these
lawsuits will
have a material adverse
effect on the Funds, there
can be no assurance that
these suits, ongoing adverse
publicity
and/or other developments
resulting from the regulatory
 investigations will not
result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
 adverse consequences for the Funds.